EXHIBIT 99.1

For Immediate Release

Contact:	Amy Caterina
Investor Relations
SEQUENOM, Inc.
(858) 202-9033
acaterina@sequenom.com

SEQUENOM REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

San Diego - May 9, 2005 – SEQUENOM, Inc. (NASDAQ: SQNM), a leading provider of genetic analysis products for molecular medicine and biomedical research, today reported financial results for the first quarter ended March 31, 2005.

SEQUENOM’s total consolidated revenues for the first quarter of 2005 were $4.3 million, compared to $5.1 million for the first quarter of 2004. Revenues were impacted by certain terms and conditions granted to a number of new customers that will result in the recognition of revenue in subsequent periods. The Company expects to recognize $1.3 million in related revenue during the second and third quarters of 2005.

Total costs and expenses for the first quarter of 2005 were $12.2 million, down from $15.5 million for the first quarter of 2004. SEQUENOM’s net loss for the first quarter of 2005 decreased to $7.4 million, or $0.18 per share, compared to $9.9 million, or $0.25 per share for the first quarter of 2004, representing a 28% improvement in earnings per share.

On March 31, 2005, the Company held cash, cash equivalents, short-term investments and restricted cash totaling $31.4 million.

“We believe that our MassARRAY products continue to gain traction in the clinical research market. To date, SEQUENOM’s worldwide installed base of MassARRAY systems totals over 130,” said Steve Zaniboni, SEQUENOM’s acting Chief Executive Officer and Chief Financial Officer. “To expand our presence in the clinical research market, we recently launched the iPLEX™ assay, an improved multiplexing application for SNP genotyping that significantly increases flexibility in assay design, reduces costs and simplifies workflow in the clinical setting.”

“SEQUENOM is gaining momentum to become a leader in diagnostic molecular medicine by utilizing the strengths of our MassARRAY products and building upon our own proprietary genetic content and

Sequenom Reports First Quarter 2005 Financial Results

that of our customers,” continued Zaniboni. “Our expanded global network of partnerships serve as validation sites for our system and contribute to content development to improve diagnosis of genetic disorders and disease; ultimately leading to additional products and sales for SEQUENOM.”

Company Highlights

•	Researchers Discovered Gene Believed Responsible for Age-Related Macular Degeneration. Researchers from Boston University School of Medicine, University of Texas Southwestern Medical Center at Dallas, and SEQUENOM reported the discovery of a genetic variation that is the strongest known risk factor associated for age-related macular degeneration (AMD). Published in the March 15, 2005 issue of the journal Science, the study entitled “Complement Factor H Polymorphism and Age-Related Macular Degeneration” details the surprising discovery of a gene that may be associated with approximately fifty percent of the cases of AMD in the population.

•	Discovered Gene Linked to Bone Mineral Density. SEQUENOM researchers discovered a genetic variation in the gene encoding phosphodiesterase 4D (PDE4D) that is believed to affect osteoporosis risk. Fragility fractures caused by osteoporosis are associated with morbidity and mortality in the aging population. Published in the March 23, 2005 edition of BMC Medical Genetics, the study entitled “Association between a variation in the phosphodiesterase 4D gene and bone mineral density” reports that individuals with variants in the PDE4D gene may account for some of the genetic contribution to bone mineral density (BMD). BMD is a useful surrogate marker for risk of fracture and is a highly heritable trait.

•	Expanded Molecular Diagnostics Collaboration With Siemens. Specialty Laboratories, Inc. (NYSE: SP) will participate as a U.S. site for a joint working group on molecular diagnostics initiated by SEQUENOM and Siemens Medical Solutions of Siemens AG (NYSE: SI). A MassARRAY Compact system was installed at Specialty Laboratories’ new clinical laboratory facility to benchmark the MassARRAY system in a molecular diagnostic testing environment.

•	Launched the iPLEX Assay. Clinical researchers and genetic scientists who attended the Human Genome Organization’s 10th Human Genome Meeting in Kyoto, Japan, were among the first to learn about the benefits of SEQUENOM’s iPLEX assay, a new multiplexing application for the MassARRAY System. The iPLEX assay is designed to significantly reduce costs, increase throughput and simplify workflow in the clinical setting.

•	Developed a Process that Identifies Epigenetic Markers for Lung Cancer Research. This innovative process performs high-throughput DNA methylation analysis based on the MassARRAY system. Together with researchers from the University of Liverpool, SEQUENOM scientists evaluated the performance of the procedure in a clinical setting by analyzing the cytosine methylation pattern in non-small cell lung cancer.

2005 Goals

•	Expand SEQUENOM’s business opportunities in the clinical research market through the launch of new product offerings, including the iPLEX assay and advanced software for gene expression, methylation analysis and pathogen identification.

Sequenom Reports First Quarter 2005 Financial Results

•	Achieve Good Manufacturing Practice (GMP) compliance to advance the diagnostic component of SEQUENOM’s strategy.

•	Launch SEQUENOM’s first Analyte Specific Reagents (ASRs) for publicly available genetic tests such as Deep Vein Thrombosis and Cystic Fibrosis, subsequent to GMP compliance.

•	Develop a global network of partnerships to discover novel nucleic acid based markers for non-invasive screening of birth defects, including Down’s syndrome.

•	Initiate clinical validation of SEQUENOM’s proprietary breast cancer panel to demonstrate broad population impact and commercial potential.

Web Cast of Conference Call

SEQUENOM’s management will hold a conference call today at 11:00 a.m. EDT to discuss the Company’s first quarter 2005 results, scientific achievements as well as milestones and updated guidance for fiscal year 2005. A live web cast is available at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=84955&eventID=1058997 and through a link that is posted on the Company’s web site at www.sequenom.com. The web cast will be available online through May 20, 2005. A telephone replay of the conference call also will be available for 48 hours at (800) 642-1687 or (706) 645-9291, reservation # 5841209.

About SEQUENOM

SEQUENOM is committed to providing the best genetic analysis products that translate genomic science into superior solutions for molecular medicine and biomedical research. The Company’s proprietary MassARRAY system is a high-performance DNA analysis platform that efficiently and precisely measures the amount of genetic target material and variations therein. The system is able to deliver reliable and specific data from complex biological samples and from genetic target material that is only available in trace amounts. For more information, please visit our website at www.sequenom.com.

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SEQUENOM® and MassARRAY® are registered trademarks of SEQUENOM, Inc. iPLEX™ is a trademark of SEQUENOM, Inc.

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding SEQUENOM’s expectations for the MassARRAY platform, SEQUENOM’s expectations with respect to revenue and additional products sales, SEQUENOM’s 2005 goals including the launch of new product offerings, achieving GMP compliance, the launch of ASRs, clinical validation of SEQUENOM’s breast cancer panel, are forward-looking statements within the meaning of the

Sequenom Reports First Quarter 2005 Financial Results

“safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties, and other risks detailed from time to time in SEQUENOM’s SEC filings, including SEQUENOM’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2004. These forward-looking statements are based on current information that is likely to change and speak only as of the date hereof.

SEQUENOM, Inc.

Condensed Consolidated Financial Statements

(in thousands, except per share data)

Consolidated Summary of Operations

	Three Months Ended March 31,
	2005	2004
	(Unaudited)
Revenues:
Consumables	$2,781	$3,380
Other product related	1,309	1,441
Services	—	121
Research	191	192

Total revenues	4,281	5,134

Costs and expenses:
Cost of product & service revenue	2,616	2,965
Research and development expenses	3,246	5,500
Selling and marketing expenses	2,546	2,809
General and administrative expenses	3,355	3,330
Restructuring charge	(212)	—
Amortization of acquired intangibles	503	857
Amortization of deferred stock-based compensation	140	—

Total costs and expenses	12,194	15,461

Operating loss	(7,913)	(10,327)

Net interest income	95	104
Other income, net	203	48

Loss before income taxes	(7,615)	(10,175)
Deferred income tax benefit	233	290

Net loss	$(7,382)	$(9,885)

Net loss per share, basic and diluted:	$(0.18)	$(0.25)

Weighted average of shares outstanding, basic and diluted	40,432	39,615

Consolidated Balance Sheet Information

	March 31, 2005 (Unaudited)	December 31, 2004 (Audited)
Assets:
Cash, cash equivalents, short-term investments and restricted cash	$31,363	$37,943
Property, equipment and leasehold improvements, net	6,815	6,722
Other assets, including intangibles	13,621	13,821

Total assets	$51,799	$58,486

Liabilities and Stockholders’ Equity:
Deferred revenue	1,733	1,424
Other liabilities	19,365	18,990
Stockholders’ equity	30,701	38,072

Total liabilities and stockholders’ equity	$51,799	$58,486